                                                                   EXHIBIT 10.26

                   NORTHPOINT COMMUNICATIONS HOLDINGS, INC.

                         WARRANT AND RIGHTS AGREEMENT
                         ----------------------------

          This AGREEMENT is made as of April 7, 1999, by and between NorthPoint Communications Holdings, Inc., a Delaware corporation (the "Company") and
                                                            -------
Microsoft Corporation, a Washington corporation (the "Investor").
                                                      --------

                                   RECITALS
                                   --------

          WHEREAS, the Company desires to issue to the Investor a warrant to purchase shares of its Class B Common Stock, par value $0.001 per share (with rights and preferences substantially identical to the Common Stock except that Class B Common Stock shall be nonvoting) (the "Class B Common Stock");
                                               --------------------

          WHEREAS, the Investor proposes to purchase shares (the "Investor
                                                                  --------
Common Shares") of Common Stock, par value $0.001 per share (the "Common
-------------                                                     ------
Stock"), of the Company concurrently with the initial firm commitment underwritten public offering of the Company's Common Stock (the "IPO") upon the
                                                                 ---
terms and conditions set forth herein, either through a direct sale by the Company or by or through the Company's underwriters, in either case without underwriting commission, through Goldman, Sachs & Co., the lead manager in the IPO, in the sole discretion of the Company and Goldman, Sachs & Co.; and

          WHEREAS, the Company and the Investor wish to set forth the terms and conditions upon which the Company will issue the Warrant and sell such shares of Common Stock to the Investor.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and the Investor hereby agree as follows:


                                   SECTION 1

                             Issuance of Warrants
                             --------------------

      1.1  Issuance of the Warrant and Sale of the Investor Common Shares.
           --------------------------------------------------------------

           (a) Subject to the terms and conditions hereof, concurrently with the closing of the IPO, the Company will, for an aggregate purchase price of $30,000,000 payable to the Company by the Investor: (i) issue to the Investor, at the Closing, a warrant, substantially in the form of Exhibit A attached
                                                        ---------
hereto (the "Warrant"), to purchase an aggregate number of shares of Class B
             -------
Common Stock (the "Shares") determined by dividing $30,000,000 by the amount equal to 150% multiplied by the price to the public of shares of the Company's Common Stock in the IPO, which Warrant shall have an initial exercise price equal to the number determined by multiplying 150% by the price to the public of shares of the Company's Common Stock in the IPO, and (ii) issue and sell to the Investor, and the Investor will purchase from the Company, either through a direct sale by the Company or by or through the Company's underwriters, in either case without underwriting commission, through Goldman, Sachs & Co., the lead manager in the IPO, in the sole discretion of the Company and Goldman, Sachs & Co., an aggregate number of shares of Common Stock determined by dividing $30,000,000 by the price to the public of shares of the Company's Common Stock in the IPO (the "Investor Common Shares"), which shares
                                        ----------------------
shall be subject to the restrictions on transfer set forth in this Agreement.

     (b) The sale of the Investor Common Shares, which shall be newly issued shares of Common Stock, shall be fully registered for resale under the Securities Act of 1933, as amended (the "Securities Act") and the rules and
                                         --------------
regulations thereunder in effect at the time of the IPO. The parties acknowledge that the Investor cannot make and is not making a commitment to purchase shares of the Company's Common Stock; rather, the parties agree that the Investor is stating its current intention, but that its intention is not a binding commitment.

               (c) The Investor acknowledges that it has received and reviewed the registration statement on Form S-1 filed with the Securities and Exchange Commission (Registration No. 333-73065) and has all of the information necessary for it to evaluate an investment in the Investor Common Shares.

          1.2  Closing.
               -------

               (a) The issuance of the Warrant shall take place at a closing (the "Closing") to be held at the offices of Latham & Watkins, 505 Montgomery
      -------
Street, Suite 1900, San Francisco, CA 94111, on the date hereof.

               (b) On the date of the closing of the IPO (the "Closing Date"),
                                                               ------------
subject to the conditions stated herein, the Company will deliver to the Investor the Warrant.


                                   SECTION 2

                 Representations and Warranties of the Company
                 ---------------------------------------------

          The Company hereby represents and warrants to the Investor, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by the Company to the Investor dated as of the date hereof (the "Disclosure Letter") and certified by a duly authorized officer of the Company,
------------------
as follows:

          2.1  Organization, Good Standing and Qualifications.  Each of the
               ----------------------------------------------
Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as currently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material
                                                                     --------
Adverse Effect"). The outstanding shares of capital stock of each of its
--------------
subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding.

          2.2  Valid Issuance, Authority.  The Investor Common Shares and the
               -------------------------
Warrant, when issued and sold to the Investors as provided herein, and the Class B Common Stock issuable upon exercise of the Warrant when issued pursuant to the terms thereof and the Common Stock issuable upon conversion of such Class B Common Stock when issued pursuant to the Second Amended and Restated Certificate of Incorporation of the Company will be duly and validly issued, fully paid and nonassessable. The Company has all requisite right, power and authority to enter into this Agreement and the Warrant, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Warrant by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and, no other proceedings are necessary to authorize this Agreement and the Warrant or to consummate the transactions contemplated hereby and thereby. This Agreement and the Warrant have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          2.3  No Conflict.  The execution and delivery of this Agreement and
               -----------
the Warrant by the Company do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation under (i) any provision of the Second Amended and Restated Certificate of Incorporation of the Company and Amended and Restated Bylaws of the Company or any subsidiary, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any subsidiary or any of their respective properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any subsidiary or their respective properties or assets.

          2.4  Company Capital Structure.
               -------------------------

               (a) As of April 7, 1999, the authorized capital stock of the Company consists of 125,000,000 shares of authorized Common Stock, $0.001 par value, of which 11,162,113 shares are issued and outstanding, and of which 8,000,000 shares are designated as Class B Common Stock, none of which are outstanding, and 45,000,000 shares of Preferred Stock, $0.001 par value, of which 17,563,187 shares are designated as Series B Preferred Stock, 16,450,721 of which are outstanding, 18,198,413 shares are designated as Series C Preferred Stock, 18,009,405 of which are outstanding, 3,640,000 shares are designated as Series D

Preferred Stock, none of which are outstanding, and 3,640,000 shares are designated as Series D-1 Preferred Stock, 1,536,362 of which are outstanding (collectively, the "Company Capital Stock"). Except as provided in the Fifth
                    ---------------------
Amended and Restated Rights Agreement of the Company, all outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Second Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. The Company has no other capital stock authorized, issued or outstanding.

               (b) Except as described in the Disclosure Letter, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. Without giving effect to the issuance of the Warrant, the Company has issued warrants to purchase 1,802,377 shares of the Company's capital stock, all of which are outstanding, which warrants are described in the Disclosure Letter. Except as described in this Section 2.4(b) or in the Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company.

          2.6  No Material Changes.  Since December 31, 1998, there has not been
               -------------------
any materially adverse change in the business, properties, financial condition or results of operations of the Company or its subsidiaries, whether or not arising from transactions in the ordinary course of business, and since such date, except in the ordinary course of business, neither the Company nor its subsidiaries has entered into any material transaction not disclosed in the Disclosure Letter.

          2.7  Intellectual Property.  To the knowledge of the Company, the
               ---------------------
Company or its subsidiaries own and possess or are licensed under all patents, patent applications, licenses, trademarks, trade secrets, trade names, brand names, inventions and copyrights or other proprietary rights ("Intellectual
                                                               ------------
Property") employed in the operation of their respective businesses as currently
--------
conducted, and, to the knowledge of the Company, with no infringement of or conflict with the rights of others respecting any of the same. Neither the Company nor any subsidiary has received any communications alleging that the Company or any subsidiary has violated any of the Intellectual Property of any other person or entity. Reasonable security measures have been taken by the Company and its subsidiaries to protect the secrecy, confidentiality and value of the Company's and its subsidiaries' trade secrets, including their respective know-how, technology, concepts and other technical data for the development, processing, manufacture and sale of its products. Each employee of and consultant to the Company or its subsidiaries has executed an invention assignment and confidentiality agreement with the Company or its subsidiaries.

                                   SECTION 3

                Representations and Warranties of the Investor
                ----------------------------------------------

       The Investor hereby represents and warrants to the Company that:

          3.1  Investment Representations and Covenants.
               ----------------------------------------

               (a) Investor represents that the Warrant, the Class B Common Stock issuable upon exercise of the Warrant, any Common Stock issuable on conversion thereof and any securities issued with respect to any of them will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same.

               (b) Investor understands and acknowledges that the Warrant, the Class B Common Stock issuable upon exercise of the Warrant, any issuance of Common Stock on conversion thereof and any securities issued with respect to any of them may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Company's reliance on such exemption is predicated in part on the Investor's representations set forth herein.

               (c) Investor represents that it is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the Company and is able to afford a complete loss of its investment. The Company acknowledges that the foregoing representation shall not limit the right of the Investor to rely on the representations of the Company set forth in Section 2 hereof.

               (d) Investor acknowledges and understands that the Warrant, the Class B Common Stock issuable upon exercise of the Warrant, any Common Stock issuable on conversion thereof and any securities issued with respect to any of them, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register either the Warrant, the Class B Common Stock issuable upon exercise of the Warrant, any Common Stock issuable on conversion thereof and any securities issued with respect to any of them.

               (e) Investor acknowledges that it has reviewed Rule 144 promulgated under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. Investor understands that before the Warrant, the Class B Common Stock issuable upon exercise of the Warrant, any Common Stock issuable on conversion thereof and any securities issued with respect to any of them, may be sold under Rule 144, the following conditions must be fulfilled, except as otherwise described below: (i) certain public information about the Company must be available; (ii) the sale must occur at least one year after the later of the date the Shares were sold by the Company or the date they were sold by an affiliate of the Company; (iii) the sale must be made in a broker's transaction; and (iv) the number of Shares sold must not exceed certain volume limitations. If, however, the sale occurs at least two years after the Warrant was sold by the Company or an affiliate of the Company, and if the Investor is not an affiliate of the Company, the foregoing conditions will not apply.

               (f) Investor acknowledges that in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or compliance with another exemption from registration will be required for any disposition of its stock. Investor understands that although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

               (g) Investor covenants that, in the absence of an effective registration statement covering the stock in question, it will sell, transfer or otherwise dispose of the Warrant, the Class B Common Stock issuable upon exercise of the Warrant, any Common Stock issuable on conversion thereof and any securities issued with respect to any of them only in a manner consistent with its representations and covenants set forth in this Agreement and the Warrant. In connection therewith such Investor acknowledges that the Company shall make a notation on its stock books regarding the restrictions on transfer set forth in this Agreement and the Warrant and shall transfer shares on the books of the Company only to the extent not inconsistent therewith.

               (h) Investor represents that it is an "accredited investor" as
                                                      -------------------
such term is defined in Rule 501(a) under the Securities Act.

          3.2  No Public Market.  Investor understands that no public market now
               ----------------
exists for any of the securities issued by the Company and there is no assurance a public market will be created.

          3.3  Domicile.  Investor is domiciled in the State of Washington.
               --------

          3.4  Authority.  Investor has all requisite right, power and authority
               ---------
to enter into this Agreement and the Warrant, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Warrant by the Investor, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor and, no other proceedings are necessary to authorize this Agreement and the Warrant or to consummate the transactions contemplated hereby and thereby. This Agreement and the Warrant have been duly executed and delivered by the Investor and constitute legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms.

          3.5  No Conflict.  The execution and delivery of this Agreement and
               -----------
the Warrant by the Investor do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation under (i) any provision of the organizational documents of the Investor, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Investor or any of its properties or assets are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Investor or its properties or assets, except in the case of (ii) and (iii) for any of the foregoing that in the aggregate would not have a material adverse effect on Investor.


                                   SECTION 4

         Conditions of Investor's and Company's Obligations at Closing
         -------------------------------------------------------------

          4.1  Conditions.  The obligations of the Company to issue the Warrant
               ----------
to the Investor at the Closing shall be subject to the fulfillment on or before the Closing of each of the following conditions:

               (a) Performance.  The Investor and the Company shall have
                   -----------
performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

               (b) Securities Law Compliance.  The Company shall have obtained
                   -------------------------
all necessary permits and qualifications, if any, required by any state or country or secured an exemption therefrom, for the issuance of the Warrant and sale of the Investor Common Shares.

               (c) No Injunction, etc.  No preliminary or permanent injunction
                   ------------------
or other binding order, decree or ruling issued by a court or governmental agency shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement.

               (d) IPO.  The IPO shall have closed within 270 days of the date
                   ---
hereof.

               (e) Purchase of Investor Common Shares.  The Investor shall have
                   ----------------------------------
purchased the Investor Common Shares.

                                   SECTION 5

                             Deliveries at Closing
                             ---------------------

          At the Closing, the Company or the Investor, as applicable, shall deliver the following:

          5.1  Warrant.  A copy of the Warrant in substantially the form
               -------
attached hereto as Exhibit A as duly executed by the Company and the Investor on
                   ---------
the Closing Date.


          5.2  Corporate Proceedings.  Such instruments and documents reasonably
               ---------------------
requested by the Investor to confirm any approvals of the transactions contemplated hereby required by the Company's Board of Directors and stockholders.

          5.3  Opinion of Counsel.  A legal opinion of counsel to the Company in
               ------------------
substantially the form attached hereto as Exhibit B, addressed to the Investor,
                                          ---------
dated as of the Closing.


                                   SECTION 6

                              Registration Rights
                              -------------------

     6.1  Demand Registration.
          -------------------

          (a) Request for Registration. In case the Company shall receive from the holders of at least 50% of the shares of the Common Stock issued or issuable upon conversion of the Class B Common Stock issuable or issued upon exercise of the Warrants and any stock issued or issuable with respect thereto upon any stock split, stock dividend, recapitalization or similar event (the "Registrable Securities," and the holders of such shares, the "Initiating Warrant Holders") then held by all holders of the Warrants, a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities held by such Initiating Warrant Holders, the Company will:

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other holders of Registrable Securities; and

               (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any record holder of Registrable Securities (a "Warrant Holder")
                                     --------------
joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any
         --------  -------
action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

               (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (2) Prior to the day that is twelve (12) months after the effective date of the IPO;

               (3) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), including, without limitation, a registration pursuant to this Section 1, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; provided, however, that the Company shall not defer a registration pursuant to this Section 6.1(a)(ii)(3) more than once in any twelve (12) month period;

               (4) After the Company has effected two (2) registrations pursuant to this subparagraph 6.1(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

               (5) If the Company shall furnish to such Warrant Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 6.1 shall be deferred for a single period not to exceed ninety (90) days from the date of receipt of written request from the Warrant Holders; provided, however, that the Company shall not make such certification more than once in any twelve (12) month period.

     Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Warrant Holders.

          (b)  Underwriting.  In the event that a registration pursuant to
               ------------
Section 6.1 is for a registered public offering involving an underwriting, the Company shall so advise the Warrant Holders as part of the notice given pursuant to Section 6.1(a)(i). The right of any Warrant Holder to registration pursuant to Section 6.1 shall be conditioned upon such

Warrant Holder's participation in the underwriting arrangements required by this
Section 6.1 and the inclusion of such Warrant Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided in this Agreement.

     The Company shall (together with all Warrant Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Warrant Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 6.1, if the managing underwriter advises the Warrant Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Warrant Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all Warrant Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Warrant Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be
included in such registration.   To facilitate the allocation of shares in
accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Warrant Holder to the nearest 100 shares.

     If any Warrant Holder holding Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Warrant Holders initiating the request under this Section 6.1. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration.

     6.2  Expenses of Registration.  All expenses incurred in connection with
          ------------------------
any registration pursuant to Section 6.1, including, without limitation, all registration, qualification and filing fees, printing expenses, messenger and delivery expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, any travel and other road show expenses incident to such registration, accounting fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) (the "Registration Expenses"), and the reasonable fees and
                            ---------------------
expenses of one special legal counsel to represent all of the Warrant Holders together in any such registration shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 6.1, the request of which has been subsequently withdrawn by the Initiating Warrant Holders. In such case, the holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Initiating Warrant Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to such Warrant Holders at the time of their request, then the Warrant Holders shall not be required to pay any of said Registration Expenses.

     6.3  Indemnification.
          ---------------

          (a) The Company will indemnify each Warrant Holder, each of its officers and directors and partners, and each person controlling such Warrant Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 6, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Warrant Holder, each of its officers and directors, and each person controlling such Warrant Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Warrant Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Warrant Holder will, if Registrable Securities held by such Warrant Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Warrant Holder, each of its officers and directors and each person controlling such Warrant Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Warrant Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the total amounts payable in indemnity by a Warrant Holder under this Section 1.12(b) shall not exceed the net proceeds received by such Warrant Holder in the registered offering in which the indemnity obligation arose.

       (c) Each party entitled to indemnification under this Section 6.3 (the "Indemnified Party") shall give notice to the party required to provide
------------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

       (d) If the indemnification provided for in this Section 6.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that in any such case, the total amounts payable in contribution by a Warrant Holder under this Section 6.1(d) shall not exceed the net proceeds received by such Holder in the registered offering in which the contribution obligation arose.

       (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and the Holders under this Section
6.3 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6, and otherwise.

     6.4  Information by Holders.  The holder or holders of Registrable
          ----------------------
Securities included in any registration shall furnish to the Company such information regarding such holder or holders, the Registrable Securities held by them and the distribution proposed by such holder or holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.

     6.5  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");
              ------------

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Warrant Holder owns any Restricted Securities, to furnish to the Warrant Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Warrant Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Warrant Holder to sell any such securities without registration.

     6.6  Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register securities granted Warrant Holders under Section 6.1 may be assigned to a transferee or assignee; provided, that (a) such transfer may otherwise be
                          --------
effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee (i) is a wholly-owned subsidiary or constituent partner (including limited partners) of such Warrant Holder, or (ii) acquires from such Warrant Holder the lesser of (a) 150,000 or more shares of Registrable Securities (as appropriately adjusted for stock splits and the like) or (b) all of the Registrable Securities then owned by such Warrant Holder.

     6.7  "Market Stand-Off" Agreement.  Each Warrant Holder hereby agrees
          ----------------------------
that, during the period of duration (such period not to exceed 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
              --------  -------

          (a) such agreement shall be applicable only to the first two such registration statements of the Company which cover common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          (b) all officers and directors and significant stockholders of the Company enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by the Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     6.8  Termination of Rights.  The rights of any particular Warrant Holder
          ---------------------
to cause the Company to register securities under Sections 6.1 shall terminate with respect to such Warrant Holder five (5) years following the IPO.

     6.9  Existing Registration Rights.  The registration rights granted to the
          ----------------------------
Investor pursuant to this Section 6 are subject to the registration rights granted to certain of the Company's investors under the Fifth Amended and Restated Rights Agreement dated as of March 22, 1999, among the Company, NorthPoint Communications, Inc. and certain of the Company's investors.


                                   SECTION 7

                              INVESTOR COVENANTS
                              ------------------

     7.1  Restrictions.  The Warrant, the Class B Common Stock issued upon
          ------------
exercise of the Warrant and any Common Stock issued upon conversion thereof shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Warrant, the Class B Common Stock issued upon exercise of the Warrant and any Common Stock issued upon conversion thereof to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     7.2  Restrictive Legend.  Each certificate representing the Class B
          ------------------
Common Stock issued upon exercise of the Warrant and the Common Stock issued upon conversion thereof and any other securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section
7.3 below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH, THE TERMS OF CERTAIN AGREEMENTS AMONG THE COMPANY, THE STOCKHOLDER AND CERTAIN OTHER HOLDERS OF THE COMPANY'S STOCK, WHICH INCLUDE, WITHOUT LIMITATION, OBLIGATIONS OF RIGHTS OF FIRST OFFER, RESTRICTIONS ON TRANSFER AND ACQUISITION OF ADDITIONAL SECURITIES OF THE COMPANY, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

     The Investor consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Agreement.

     7.3  Notice of Proposed Transfers.  The Investor hereby agrees to comply
          ----------------------------
in all respects with the provisions of Section 7 of this Agreement. Subject to the provisions of Section 7.4, prior to any proposed sale, assignment, transfer or pledge of any securities required to bear the legend set forth in Section 7.2, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of such securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which the Investor (or any of its transferees that is a corporation) distributes such securities after one (1) year following the purchase thereof solely to its affiliates or majority-owned subsidiaries, or (c) in any transaction in which the Investor (or any of its transferees which is a partnership) distributes such securities after six (6) months following the purchase thereof solely to partners thereof for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Section
7.3. Each certificate evidencing such securities transferred as provided for in the immediately preceding sentence shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section
7.2 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

     7.4  Restrictions on Transfer.  The Investor shall not, directly or
          ------------------------
indirectly, sell, contract to sell, grant any option to purchase or otherwise transfer the Investor Common Shares, the Warrant, any Class B Common Stock issued upon exercise of the Warrant or any Common Stock issued upon conversion thereof for a period of one year following the closing date of the IPO, except pursuant to a Change of Control (as defined below). However, the Investor may sell or transfer the Investor Common Shares, the Warrant, any Class B Common Stock issued upon exercise of the Warrant or any Common Stock issued upon conversion thereof to any Affiliate (as defined below) of the Investor during such one year period or any third party thereafter, provided that such Affiliate or third party, as the case may be, agrees in writing to be bound by the obligations of this Agreement. No such transfer shall be effective unless the transferee or assignee assumes in writing the obligations of the Investor under this Agreement. For purposes of this Section 6.1, a "Change of Control" shall
                                                      -----------------
mean the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or
(ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     7.5  Standstill.  For a period of three years after the date hereof, the
          ----------
Investor shall not, and shall cause each of its Affiliates (as defined below) to not, acquire beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) of any securities of the Company in addition to the Investor Common Shares, the Warrant, the Class B Common Stock issuable upon exercise of the Warrant and any Common Stock issued upon conversion thereof, which would result in the aggregate beneficial ownership of the Investor and its Affiliates of capital stock of the Company (as defined below) equaling or exceeding 10% of the outstanding capital stock of the Company. The Investor or any of its Affiliates shall not purchase any securities of the Company without having given thirty (30) days prior written notice to the Company or without having received the prior written consent of the Company. Upon notice thereof, the Company shall inform the Investor whether such purchases cause the aggregate beneficial ownership of the Investor and its Affiliates to equal or exceed 10% of the outstanding capital stock of the Company. For the purposes of this Agreement, "Affiliate" shall mean, as to any person or entity, a person or
            ---------
entity that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person or entity.


                                   SECTION 8

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          8.1    Notices.  Except as otherwise specified herein to the contrary,
                 -------
all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g., Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery. Any such notice shall be deemed to have been given (a) five Business Days following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the Business Day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice. All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this
Section 8.1):

          If to the Company:

          NorthPoint Communications Holdings, Inc.
          222 Sutter Street
          San Francisco, CA  94108
          Attn:  Kevin Cameron, Esq.
          Tel:    (415) 403-4003
          Fax:    (415) 403-4004

          With a copy to:

          Latham & Watkins
          135 Commonwealth Drive
          Menlo Park, CA  94025
          Attn:  Michael Hall, Esq.
          Tel:  (650) 463-2655
          Fax:  (650) 328-2600

          If to the Investor:

          Microsoft Corporation
          One Microsoft Way
          Redmond, WA 98052-6399
          Attention:  Chief Financial Officer

          With a copy to:

          Microsoft Corporation
          One Microsoft Way
          Redmond, WA 98052-6399
          Attention:  General Counsel, Finance and Administration

          8.2   Governing Law.  The validity, interpretation and performance
                -------------
of this Agreement shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

          8.3   Successors and Assigns.  Subject to the restrictions on
                ----------------------
transfer by Investor set forth in this Agreement, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          8.4   Amendment.  This Agreement may be modified, amended or
                ---------
terminated by a writing signed by the Company and the Investor.

          8.5   Severability.  Should any part but not the whole of this
                ------------
Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part which may, for any reason, be hereafter declared invalid.

          8.6   Expenses.  The Company and the Investor shall bear their own
                --------
expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

       8.7   Finder's Fees.  The Company and the Investor shall each indemnify
             -------------
and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee, placement fee or underwriter's discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investors, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

       8.8   Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

       8.9   Name Change.  Investor acknowledges that the Company intends to
             -----------
change its name prior to the closing to "NorthPoint Communications Group, Inc." and that the Warrant, therefore, will reflect the new name of the Company.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on and as of the day and year first above written.

                              NORTHPOINT COMMUNICATIONS HOLDINGS, INC., a Delaware corporation

                              By:___________________________
                              Name:
                              Title:


                              MICROSOFT CORPORATION,
                              a Washington corporation


                              By:___________________________
                              Name:
                              Title:



                [SIGNATURE PAGE TO WARRANT AND RIGHT AGREEMENT]

                                   EXHIBIT A

                                    WARRANT
                                    -------

                                   EXHIBIT B

                                FORM OF OPINION
                                ---------------

                                   EXHIBIT C

                              WIRING INSTRUCTIONS
                              -------------------